Jacksonville Bancorp, Inc. Announces Record Date For Rights Offering

JACKSONVILLE, Fla., Aug. 9, 2013 /PRNewswire/ -- As previously announced, Jacksonville Bancorp, Inc. (the "Company") (NASDAQ: JAXB), holding company for The Jacksonville Bank, intends to conduct a rights offering to existing shareholders for the purchase of up to 10 million shares of its common stock. A record date of August 20, 2013 has been set for the planned rights offering.

(Logo: http://photos.prnewswire.com/prnh/20020410/JAXBLOGO )

Upon commencement of the planned rights offering, the Company will distribute non-transferable subscription rights to purchase shares of its common stock to each eligible holder of its common stock as of the close of business on August 20, 2013. The subscription rights will expire 30 days after commencement of the offering, unless the offering period is extended by the Company. Certain shareholders who were offerees in the Company's December 2012 private placement will not be eligible to receive rights. The number of shares of the Company's common stock purchasable upon exercise of the subscription rights will be calculated based on the total number of outstanding shares of the Company's common stock held by the eligible shareholders on August 20, 2013.

The Company has filed the registration statement relating to the securities with the SEC but it has not yet become effective. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

The rights offering will be made only by means of a prospectus, copies of which will be mailed to all eligible record date shareholders. When available, copies of the prospectus relating to the rights offering may be obtained from the subscription agent for the rights offering:

Registrar and Transfer Company
(800) 368-5948 or info@rtco.com

The Company
Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market with approximately $522.4 million in assets and eight full-service branches in Jacksonville and Jacksonville Beach, Duval County, Florida as well as our virtual branch. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The risks, uncertainties and factors affecting actual results include but are not limited to: our ability to conduct, and the results of, the rights offering; our ability to dispose of substandard assets and the disposition prices thereof; economic and political conditions, especially in North Florida; real estate prices and sales in the Company's markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

CONTACT: Valerie Kendall at (904) 421-3051 for additional information.